UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 6, 2014

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Overview

On March 6, 2014, an indirect, wholly owned subsidiary (“Subsidiary Borrower”), of International Lease Finance Corporation (the “Company”) entered into a new secured term loan agreement in the amount of $1,500,000,000 (the “2014 Secured Term Loan”). The obligations of the Subsidiary Borrower under the 2014 Secured Term Loan are guaranteed on an unsecured basis by the Company and on a secured basis by certain other wholly owned subsidiaries of the Company. The security granted includes the equity interests in certain indirect special purpose subsidiaries of the direct parent of the Subsidiary Borrower (“Parent Holdco”) that will own the relevant aircraft (“SPEs”). The Company intends to use the funds from the 2014 Secured Term Loans for general corporate purposes, including purchasing aircraft and supporting the Company’s liquidity cushion.

2014 Secured Term Loan

Maturity and Interest. The 2014 Secured Term Loan matures on March 6, 2021 and bears interest at LIBOR plus 2.75% (“Applicable Margin”) per annum, with a LIBOR floor of 0.75%, payable quarterly in arrears commencing on the last business day of June 2014; provided that for any period in which the base rate applies (as determined pursuant to the 2014 Secured Term Loan), the Applicable Margin shall be 1.75% per annum. Any principal, interest or other amounts overdue under the loan facility will bear interest at a rate of 2.00% above the interest rate then borne under such loan facility.

Funding. The net cash proceeds from the 2014 Secured Term Loan were deposited initially into a pledged cash collateral account (the “Cash Collateral Account”). SPEs owning a combined portfolio of 85 aircraft and all related equipment and leases, with an average appraised base market value as of December 31, 2013 of approximately $2.5 billion have been identified and approved to serve as collateral for the 2014 Secured Term Loan (the “Designated Pool Aircraft”).  On the closing date of the 2014 Secured Term Loan, loans in an amount equal to approximately $797,000,000 were released to the Subsidiary Borrower with respect to 43 SPEs indirectly owned on such date by Parent Holdco at an advance rate equal to 60.3% of the initial appraised value of the Designated Pool Aircraft owned by such SPEs. The remaining loans will be released to the Subsidiary Borrower from time to time at the same advance rate as SPEs owning Designated Pool Aircraft become indirect subsidiaries of Parent Holdco.  Subject to substitution rights, the portfolio of Designated Pool Aircraft will be required to meet certain concentration criteria, including age of aircraft, location of lessees, model type of aircraft and percentage of aircraft leased to a single lessee.

Security Interest and Ranking. The 2014 Secured Term Loan is secured by (a) a pledge of 100% of the equity interests of the Subsidiary Borrower and Parent Holdco and its subsidiaries, including, without limitation, SPEs which are expected over time to own the Designated Pool Aircraft, (b) a pledge of any existing and future intercompany indebtedness among the Subsidiary Borrower and Parent Holdco and its subsidiaries and (c) the Cash Collateral Account, subject to release of funds as described above.

Mandatory Prepayment. If the ratio of (i) the aggregate outstanding principal amount of the 2014 Secured Term Loan that has been released to the Subsidiary Borrower as described above, divided by

(ii) the sum of (a) the most recent aggregate appraised value of all Designated Pool Aircraft owned by SPEs that have been transferred to, or are otherwise subsidiaries of, Parent Holdco and (b) the amount of any cash proceeds in the Cash Collateral Account, to the extent such cash proceeds shall not have been in the Collateral Account for more than 180 days, is ever greater than 70% the Subsidiary Borrower must prepay, without penalty or premium, a portion of the 2014 Secured Term Loan or transfer additional Designated Pool Aircraft to the SPEs (subject to certain concentration criteria) so that the ratio is equal to or less than 70%. While values are determined based on appraisals, they are subject to certain limitations that in certain cases may result in a reduced value or a value of zero for an aircraft.

Under the 2014 Secured Term Loan prepayment upon the sale or occurrence of an event of loss with respect to any of the Designated Pool Aircraft may be required unless the loan-to-value ratio, after giving effect thereto, does not exceed 70%.

Voluntary Prepayment. During the first six months of the 2014 Secured Term Loan, if the Subsidiary Borrower voluntarily prepays the 2014 Secured Term Loan in part or in full in connection with a repricing or refinancing of the loans, the amount prepaid will be subject to a 1% prepayment premium.  The Subsidiary Borrower may voluntarily prepay the loan in part or in full without penalty or premium if such prepayment is not in connection with a repricing or refinancing of the loans, or otherwise after the six-month anniversary of the closing date of the 2014 Secured Term Loan.

The 2014 Secured Term Loan does not impose a prepayment premium on the Subsidiary Borrower if the prepayment is made (i) to comply with the loan-to-value ratio being less than or equal to 70%, except if made in connection with a sale, substitution or removal of any Designated Pool Aircraft that has been transferred to the SPEs (other than a substitution or removal of any Designated Pool Aircraft that was transferred to the SPEs and has suffered an event of loss), or (ii) as a result of an event of loss suffered by a Designated Pool Aircraft that has been transferred to the SPEs (so long as the prepayment amount does not exceed the appraised value of such aircraft).

Covenants and Events of Default. The 2014 Secured Term Loan contains limitations on the ability of the Subsidiary Borrower and Parent Holdco and its subsidiaries to create liens (other than certain permitted liens), incur additional indebtedness, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and to enter into transactions with affiliates. The 2014 Secured Term Loan also contains customary events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the loan within a limited number of days after such payments are due, the failure to comply with certain covenants and agreements specified in the loan agreement for a period of time after notice has been provided, the failure to pay certain other indebtedness or the acceleration of certain other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding amounts under the 2014 Secured Term Loan may become due and payable immediately.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 6, 2014, the Company issued a press release announcing the 2014 Secured Term Loan. The press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are included with this report and are being furnished solely for purposes of Item 7.01 of this Form 8-K:

(d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated March 6, 2014 (announcing 2014 Secured Term Loan)

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
By:	Elias Habayeb
Senior Vice President & Chief Financial Officer

DATED:  March 7, 2014

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 6, 2014 (announcing 2014 Secured Term Loan)